UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2024
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On July 22, 2024, Strategic Realty Trust, Inc. (the “Company”) held its 2024 annual meeting of stockholders. A total of 2,742,201 shares of the Company’s common stock outstanding and entitled to vote were represented in person or by proxy, representing approximately 25.50% of the total number of shares entitled to vote at the meeting. The number of shares present in person or by proxy was insufficient to establish a quorum for transacting business at the meeting. As a result, no matters were submitted to a vote of security holders. The Company did not adjourn the meeting to seek additional votes in order to establish a quorum. As a result, under Maryland law each incumbent nominee for the board of directors will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: July 25, 2024	By:	/s/ Matthew Schreiber
Matthew Schreiber
Chief Executive Officer